SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue

New York, New York 10016

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On July 22, 2015, New York Mortgage Trust, Inc. (the “Company”) announced that it entered into a contribution agreement by and among the Company, RiverBanc Multifamily Investors, Inc. (“RMI”), RiverBanc Multifamily LP (“RMI OP”) and certain other third parties pursuant to which the Company agreed to contribute 100% of the common and preferred equity interests of RB Multifamily Investors LLC (“RBMI”) that it holds (the “Equity Contribution”) to RMI in exchange for an aggregate of 2,451,211 shares of RMI’s common stock. In addition, the Company announced that the Company and its wholly-owned subsidiary, RB Commercial Mortgage LLC (“RB Commercial”), entered into a contribution agreement with RMI and RMI OP pursuant to which RB Commercial and the Company agreed to sell to RMI a portfolio of five preferred equity investments in five multifamily apartment properties (which includes one preferred equity investment in a multifamily property that the Company has under contract to acquire) and one mezzanine loan secured by one multifamily apartment property that the Company has under an executed loan agreement (collectively, the “Assets”) for cash consideration of approximately $28.5 million. The transactions contemplated by the contribution agreements are subject to certain closing conditions, including the completion of RMI’s initial public offering of RMI common stock, and are expected to close substantially concurrent with RMI’s offering.

The shares of RMI stock to be received by the Company in connection with the Equity Contribution are expected to have an initial aggregate value of between $46.6 million and $49.0 million, depending upon the initial public offering price of RMI’s common stock. The Company expects to initially beneficially own approximately 37% of RMI’s common stock. The cash consideration being paid to RB Commercial for the Assets represents the aggregate principal balance of the Assets outstanding (or expected to be outstanding in the case of pending investments) as of, and accrued but unpaid preferred returns on the Assets to, the date on which the sale of such Assets is completed.

RMI is expected to be externally-managed by RiverBanc LLC, which also provides investment management services to the Company with respect to its investments in multi-family commercial mortgage-backed securities and certain commercial real estate-related debt investments and in which the Company owns a 20% equity interest. In connection with these transactions, the Company agreed to waive a provision in its management agreement with RiverBanc LLC which would have otherwise prevented RiverBanc LLC from advising RMI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: July 22, 2015	By: /s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer and President